EXHIBIT 23
                                                                      ----------


INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in Registration Statements No. 33-25989 and 333-21395 on Form S-8 of TouchStone Software Corporation of our report dated February 3, 2005, relating to the financial statements appearing in the Annual Report on Form 10-KSB of TouchStone Software Corporation for the year ended December 31, 2004.



/s/ Sullivan Bille, P.C.
---------------------------------
Boston, Massachusetts
February 3, 2005